Branch Acquisition Investor Presentation October 28, 2015

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This document contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations, and intentions and are not statements of historical fact. When used in this report, the word "expects," "believes," "anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward- looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties and Cascade Bancorp’s success in managing such risks and uncertainties could cause actual results to differ materially from those projected, including among others, the following factors: local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and Central, Southern and Northwest Oregon, as well as the greater Boise/Treasure Valley, Idaho area, specifically; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in Cascade Bancorp’s Securities and Exchange Commission (“SEC”) reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and existing regulatory requirements, changes in regulatory requirements and legislation (including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition. Such forward-looking statements also include, but are not limited to, statements about the benefits of the business combination transaction involving Cascade Bancorp and Home Federal Bancorp, Inc., including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward- looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the risk that the businesses will not be integrated successfully; (ii) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (iii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (iv) the diversion of management time on post-merger and integration-related issues; (v) general worldwide economic conditions and related uncertainties; (vi) liquidity risk affecting Cascade’s ability to meet its obligations when they come due; (vii) excessive loan losses; (viii) the effect of changes in governmental regulations; and (ix) other factors we discuss or refer to in the “Risk Factors” section of Cascade’s most recent Annual Report on Form 10- K filed with the SEC on March 31, 2014. These risks as well as other additional risks and uncertainties are identified and discussed in Cascade’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this document. Cascade Bancorp undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof. Readers should carefully review all disclosures filed by Cascade Bancorp from time to time with the SEC.

Cascade to Acquire BofA Branches in Northwest TRANSACTION HIGHLIGHTS • Underscores Cascade strategy to increase scale through opportunistic acquisitions • Increases Cascades low-cost core deposit franchise — Increases market share in micro-politan areas where CACB has found great success • Long-established branches that average nearly $50 million in deposits • CACB jumps to #3 market share in Southern Oregon counties • Coastal locations average “top 3” deposit share • Increases consumer service fee revenues by 33% • Entry into WA with 3 offices in SW corner of state – provides low risk funding base for ultimate WA strategy 3 Strategic Rationale Transaction Summary • Assumption of $707M of deposits — Markets with overlap provide potential consolidation opportunity • 2.0% deposit premium on deposit balance at closing • 40% of balances are checking deposits • 0.08% cost of deposits (CACB cost of deposits of 0.08%) • Clean balance sheet - no loans, nominal PP&E • Closing and integration by March 31, 2016

4 PRO FORMA BRANCH MAP Low Risk Market Expansion and Fill-In Opportunities Medford – Grants Pass, Oregon New branch location (15) CACB branch location (38) Klamath Falls, Oregon

5 Cascade Bancorp Bank of America Branches Pro Forma Bank of America Branches and Pro Forma composition reflect data as of June 30, 2015 and do not account for any assumed deposit run-off Total Deposits: $2,047 million Cost of Deposits: 0.08% Total Deposits: $707 million Cost of Deposits: 0.08% Total Deposits: $2,754 million PRO FORMA DEPOSIT COMPOSITION Attractive Deposit Profile and Cost

FINANCIAL IMPACT AND ASSUMPTIONS Conservative Assumptions & Low Risk Profile • Deposit Retention: projecting 80% retained at closing — Approximately $565M (of current $707M balance) • Reinvestment of Funds: 1.92% blended yield on new securities — Compared to CACB yield on existing securities of 2.64% • Conservative deployment of liquidity into loans over time • Non-interest income/expense assumptions: — Retain only 60% BofA service fee revenues — Incur 100% BofA direct costs • $1.0M integration/transitional costs 6 Conservative Assumptions Financially Attractive • Approximately 6.4% accretive to EPS in second half 2016 and 9.9% in 2017 • TBVPS payback and IRR at acceptable levels • Financial metrics improve dramatically with only a modest rate increase • Strong pro-forma balance sheet and capital ratios